UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2006

MEMC Electronic Materials, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)
501 Pearl Drive (City of O'Fallon) St. Peters, Missouri (Address of principal executive offices)	63376 (Zip Code)
(636) 474-5000 (Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

In light of the failure to file timely its Annual Report on Form 10-K for fiscal year 2005 (the “2005 Form 10-K”), on April 28, 2006, pursuant to Regulation BTR, MEMC Electronic Materials, Inc. (the “Company”) sent notices to its directors and executive officers notifying them of the existence of a blackout period under the Company’s Retirement Savings Plan (the “Plan”). The Company has also advised participants in the Plan of the blackout period. The blackout period is necessary because the registration statement on Form S-8 relating to the Plan interests and shares of the Company’s common stock that may be acquired in connection with the Plan will not be available for use until the 2005 Form 10-K is filed with the Securities and Exchange Commission (the “SEC”).

During the blackout period, the participants in the Plan will not be permitted to purchase the Company’s common stock normally offered pursuant to the Plan.

The blackout period begins on May 1, 2006 and will end at 4:00 P.M. ET on the day on which the Company’s 2005 Form 10-K is filed with the SEC. It is not known when the 2005 Form 10-K will be filed. Information concerning the beginning and ending dates of the blackout period may be obtained, without charge, by contacting the Company’s General Counsel, Brad Kohn at MEMC Electronic Materials, 501 Pearl Drive, St. Peters, Missouri 63376. The Company determined that it was unable to give advance notice of the blackout period to the directors and executive officers due to events that were beyond the control of the Company relating to the timing issues of the completion of the Company’s 2005 Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEMC ELECTRONIC MATERIALS, INC.

Date: April 28, 2006	By:	/s/ Nabeel Gareeb
Name: Nabeel Gareeb Title: President and Chief Executive Officer